UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 10, 2008

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction (Commission	(IRS Employer of incorporation)	File Number) Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.		20036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Liquidity Services, Inc. (the “Company”) approved annual incentive cash bonuses for the Company’s named executive officers with respect to the fiscal year ended September 30, 2008, in each case pursuant to the executive employment agreement currently in place with such named executive officer and the Company’s annual incentive bonus plan.  The annual incentive cash bonuses approved by the Committee for the named executive officers for fiscal year 2008 are set forth below.

Name and Principal Position	Annual Incentive Bonus for Fiscal Year 2008
William P. Angrick, III Chairman and Chief Executive Officer	$324,555
Jaime Mateus-Tique President, Chief Operating Officer	$10,400
James M. Rallo Chief Financial Officer and Treasurer	$141,246
Thomas B. Burton President and Chief Operating Officer, Government Liquidation.com, LLC	$331,500
Eric C. Dean Chief Information Officer	$131,750

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: November 14, 2008	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary